EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 10, 1997 appearing on page F-1 of Globe Business Resources, Inc.'s Annual Report on Form 10-K for the year ended February 28, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Price Waterhouse LLP
Cincinnati, Ohio
May 29, 1997